Exhibit 99.2
Health Systems Solutions Enters into Agreement to Acquire Emageon to Create
Healthcare Technology Leader
Principal Shareholder Shows Continuing Commitment by Financing All Cash Transaction
Expected to Improve Speed-to-Market for Next Generation Enterprise PACS
NEW YORK and BIRMINGHAM, Ala. (October 13, 2008) – Health Systems Solutions, Inc. (OTCBB: HSSO) and Emageon Inc. (NASDAQ: EMAG) today announced the signing of a definitive agreement for HSS to acquire 100% of the stock of Emageon. The agreement was unanimously approved by their respective boards of directors as well as the Strategic Alternatives Committee of Emageon.
Under the terms of the agreement, HSS will acquire all outstanding shares of Emageon common stock for $2.85 a share, in an all cash transaction of approximately $62 million. The price represents approximately a 37% premium on Emageon’s share price as of market close on Monday, October 13, 2008.
The consideration for the purchase is being financed by a facility of $85 million provided by Stanford International Bank Ltd, a member of the Stanford Financial Group and HSS’ principal shareholder. The additional funds will be used for working capital and to fund growth initiatives. The financing will take the form of 6% Convertible Secured Debentures due 2013 with warrants to purchase up to 9 million shares of common stock.
“This transaction allows HSS to reach critical scale and positions us well for future growth. Our acquisition strategy is based upon using Emageon as our platform acquisition that will enable us to realize synergies from future acquisitions,” said Stan Vashovsky, HSS’ Chairman and CEO. “This transaction will offer us the ability to leverage Emageon’s best-in-market products as well as broaden and strengthen our management team with some of the industry’s most respected leaders. Our ability to bring together innovators in healthcare technology and unleash their entrepreneurial and creative talents will result in cutting-edge solutions that will improve clinical care and significantly improve customer profitability.”
A factor in the timing of this combination is the desire to accelerate the delivery of next generation Picture Archiving and Communication Systems (PACS), a category in which Emageon is a recognized leader. Earlier this year the company received the “Best in KLAS” award for Cardiology PACS* from KLAS, an independent research firm focused on healthcare IT.
“Emageon’s network of loyal customers, which includes some of the largest hospital networks in North America, will benefit meaningfully as a result of our becoming a part of HSS,” said Chuck Jett, Emageon’s CEO & President. “HSS will be able to augment Emageon’s technological capabilities as the industry moves to the start of the PACS replacement cycle in early 2009. All of us at Emageon believe this strategic combination with HSS will enable faster speed-to-market of next generation systems that will offer an even higher level of stability and performance.”
The melding of the organizations will result in a company of approximately 400 employees. Current Emageon management will continue to operate the business as they have, but as a part of the HSS group of companies. Further, sales and support functions of both organizations will be maintained, affording no disruption in the manner that customers work with them.
Financial advisors for this agreement were Stanford Group Company for HSS and Jefferies & Company and Sun Trust Robinson Humphrey for Emageon. Legal counsel was provided to HSS by

Olshan, Grundman, Frome, Rosenzweig & Wolosky LLP and to the Strategic Alternatives Committee of Emageon’s Board of Directors by Bass, Berry & Sims, PLC.
The transaction is subject to approval of a majority of Emageon’s stockholders, as well as certain customary closing conditions. Emageon’s board of directors recommends that Emageon’s stockholders approve the transaction. Oliver Press Partners, LLC, which owns approximately 16.6% of Emageon’s voting stock, and all officers and directors of Emageon have entered into a voting agreement to vote for the approval of the transaction. A special meeting of Emageon’s stockholders will be held as soon as reasonably practicable to consider the transaction.
Until the transaction closes, each company will continue to operate independently. Following the closing, HSS anticipates applying for listing on the NASDAQ.
Each of the Parties will file with the Securities and Exchange Commission a Current Report on Form 8-K containing additional information concerning the transaction.
About Health Systems Solutions
HSS is a technology and services company dedicated to bringing innovation to the health care industry. HSS’ objective is to leverage current and next-generation technologies to offer value-added products and services which will generate improved clinical, operational and financial outcomes for our clients. The HSS portfolio of products and services extends across many segments of health care including home health care, medical staffing, acute and post-acute facilities, and telehealth/telemedicine, grouped into three segments: technology solutions, software and consulting. For more information, please visit www.hssglobal.com.
About Emageon
Emageon provides information technology systems for hospitals, healthcare networks and imaging facilities. Its enterprise family of solutions includes RadSuiteTM, HeartSuiteTM and other specialty suites. All Emageon solutions are built on a unified Enterprise Content Management system offering advanced visualization and infrastructure tools for the clinical analysis and management of digital medical images, reports and associated clinical content. Emageon’s standards-based solutions are designed to help customers enhance patient care, automate workflow, lower costs, improve productivity and provide better service to physicians. For more information, please visit www.emageon.com.
About Stanford Financial Group
Stanford Financial Group is a privately held global network of independent, affiliated financial services companies. Stanford’s core businesses are private wealth management and investment banking for institutions and emerging growth companies.
The Stanford Financial Group of companies provides private and institutional investors with global expertise in asset allocation strategies, investment advisory services, award-winning policy and equity research, international private banking and trust administration, commercial banking, investment banking, merchant banking, institutional sales and trading, real estate investment and insurance. Stanford has over $50 billion in assets under management or advisement.
Securities products and services are offered in the United States by Stanford Group Company, member FINRA/SIPC. Stanford Financial Group is not a legal entity, but a registered trademark that encompasses the global network of independent, but affiliated, privately held and wholly owned entities. More information on the company can be found at www.stanfordfinancial.com.
# # #

Cautionary Note Regarding Forward-looking Statements: Information in this press release that involves the expectations, plans, intentions or strategies of Health Systems Solutions, Inc. (“HSS”) and Emageon Inc. (“Emageon” and together with HSS, the “Parties”) regarding the future are forward-looking statements that are not facts and involve a number of risks and uncertainties. In this release, they are identified by references to dates after the date of this release and words such as “will,” “remains,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” and similar expressions. Factors that could cause the Parties’ actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, the timing and successful completion of HSS’ acquisition of Emageon (the “Acquisition”), HSS’ success in integrating the operations of Emageon in a timely manner, or at all and HSS’ ability to realize the anticipated benefits of the transaction to the extent, or in the timeframe, anticipated. Other such factors include any additional risk factors identified in the Parties’ respective annual reports on Form 10-K for the fiscal year ended December 31, 2007, as amended, and the Parties’ subsequent quarterly reports on Form 10-Q. The forward-looking statements in this release are based upon information available to the Parties as of the date of this release, and the Parties assume no obligation to update any such forward-looking statements. Forward-looking statements believed to be true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
EMAGEON INTENDS TO FILE A PRELIMINARY PROXY STATEMENT WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) IN CONNECTION WITH THE ACQUISITION AND TO MAIL A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO EMAGEON’S SHAREHOLDERS. SHAREHOLDERS OF EMAGEON ARE ADVISED TO READ, WHEN AVAILABLE, EMAGEON’S PRELIMINARY PROXY STATEMENT, INCLUDING ANY AMENDMENTS THERETO, AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH EMAGEON’S SOLICITATION OF PROXIES FOR THE SHAREHOLDER MEETING TO BE HELD TO APPROVE THE ACQUISITION BECAUSE THE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT EMAGEON, HSS AND THE ACQUISITION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO SHAREHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE ACQUISITION. SHAREHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE PROXY STATEMENTS, WITHOUT CHARGE, ONCE AVAILABLE, AT THE SEC’S INTERNET SITE AT HTTP://WWW.SEC.GOV OR BY DIRECTING A REQUEST TO: EMAGEON INC., 1200 CORPORATE DRIVE, SUITE 200, BIRMINGHAM, ALABAMA 35242, ATTN: JOHN WILHOITE.
EMAGEON AND ITS DIRECTORS AND OFFICERS MAY BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM EMAGEON’S SHAREHOLDERS. A LIST OF THE NAMES OF THOSE DIRECTORS AND THE OFFICERS AND DESCRIPTIONS OF THEIR INTERESTS IN EMAGEON IS CONTAINED IN EMAGEON’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, AS AMENDED, WHICH IS FILED WITH THE SEC, AND WILL ALSO BE CONTAINED IN EMAGEON’S PROXY STATEMENTS WHEN THEY BECOME AVAILABLE. EMAGEON’S SHAREHOLDERS MAY OBTAIN ADDITIONAL INFORMATION ABOUT THE INTERESTS OF ITS DIRECTORS AND OFFICERS IN THE ACQUISITION BY READING EMAGEON’S PROXY STATEMENTS WHEN THEY BECOME AVAILABLE.
Health Systems Solutions is a registered trademark of Health Systems Solutions, Inc. Emageon is a registered trademark and
RadSuite and HeartSuite are trademarks of Emageon Inc. Other marks belong to their respective owners.
*© 2008 KLAS Enterprises, LLC.  All rights reserved.

Investor Contacts	Media Contacts
For HSS	For HSS
Michael G. Levine	Steve Hoechster (HEX-ster)
HSS CFO & EVP	5W Public Relations
Michael.Levine@hssglobal.com	shoechster@5wpr.com
212-798-9405	917-319-8398

For Emageon	For Emageon
John Wilhoite	Bill Funderburk
CFO	Director, Marketing & Public Relations
john.wilhoite@emageon.com	bill.funderburk@emageon.com
205-980-9222	205-980-7542